Exhibit 99.1

Virtual Radiologic Corp. Reports Second Quarter 2008 Revenue Growth of 22%; Adjusted Net Income up 70%

Company Updates Annual Guidance for 2008

Second Quarter 2008 Highlights

•                  Revenue up 22% to $25.9 million

•                  Adjusted EBITDA(1) up 27% to $5.0 million

•                  Adjusted net income(2) up 70% to $2.2 million; Adjusted diluted earnings per share(3) (EPS) of $0.13

•                  GAAP net income of $2.0 million; GAAP EPS of $0.12

•                  Diagna Radiology acquisition price of $6.0 million financed from second quarter operating cash flows

MINNEAPOLIS, Minn., July 28, 2008 — Virtual Radiologic Corp. (NASDAQ: VRAD), a leading national provider of teleradiology services, today reported financial results for its second quarter ended June 30, 2008.

Second Quarter Results

Total revenues increased 22% to $25.9 million for the quarter ended June 30, 2008, compared to $21.2 million for the quarter ended June 30, 2007.  The increase in revenue over the second quarter of 2007 resulted primarily from a 25% increase in the number of hospitals and medical facilities served to 939 as of June 30, 2008, which represents approximately 15% of all hospitals in the United States.

Adjusted EBITDA increased 27% to $5.0 million for the quarter ended June 30, 2008, compared to $4.0 million for the quarter ended June 30, 2007.  This increase resulted primarily from continued gross margin improvement due to improved radiologist efficiency during the second quarter of 2008, brought about by continuing advancements in both our distributed network infrastructure and our radiologist support services.

Adjusted net income was $2.2 million for the quarter ended June 30, 2008, compared to $1.3 million for the quarter ended June 30, 2007, resulting in Adjusted diluted earnings per share of $0.13 and $0.08, respectively.

GAAP net income was $2.0 million for the quarter ended June 30, 2008, compared to $0.6 million for the quarter ended June 30, 2007, resulting in diluted earnings (loss) per share of $0.12 and $(3.27), respectively.

Unusual items included in the second quarter 2008 results totaled approximately $525,000.  The two unusual items are included in sales, general and administrative expense and relate to the payment of a deductible on a medical malpractice claim and a bad debt charge.  When these items are excluded from the second quarter 2008 results Adjusted EBITDA increases to $5.6 million and Adjusted net income increases to $2.5 million, resulting in $0.15 Adjusted diluted earnings per share.

Cash and Cash Equivalents totaled $32.4 million at June 30, 2008 from $33.5 million at December 31, 2007 and March 31, 2008. The $6.0 million acquisition of Diagna Radiology closed during the second quarter 2008 and was financed from second quarter cash flows.  The Company has no debt.

2008 Guidance

The Company provides the following updates to the guidance previously issued for 2008:

•                  The Company expects revenue ranging from $108 million to $111 million

•                  Adjusted EBITDA is expected to range from $25 million to $27 million

•                  The Company expects Adjusted net income to range from $12 million to $13 million

•                  Adjusted diluted earnings per share are expected to range from $0.70 to $0.74

Management Comments and Business Outlook

“We are pleased with our continued strong growth in revenue and profitability during the second quarter of 2008,” said Sean Casey, Virtual Radiologic’s Chairman and Chief Executive Officer. “We are confident in our ability to continue to grow in a competitive marketplace.”

Notes Regarding the Use of Non-GAAP Financial Measures

The Company records its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  In addition, the Company is providing certain supplemental non-GAAP information which the Company believes to be an important indicator of its financial performance.  These financial measures are not financial measures under GAAP and the Company’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.  The Company uses the following non-GAAP financial measures:

•                  Adjusted EBITDA – operating income excluding the effects of depreciation and amortization and non-cash stock-based compensation expense;

•                  Adjusted net income – net income available to common stockholders excluding the effects of non-controlling interest, non-cash stock-based compensation, net of tax and Series A Cumulative Redeemable Convertible Preferred Stock accretion;

•                  Adjusted diluted earnings per share – Adjusted net income divided by Pro-forma diluted shares outstanding; and

•                  Pro-forma diluted shares outstanding – weighted average diluted shares outstanding plus weighted average Series A Preferred Stock outstanding, common share equivalents and the additional weighted average common shares that would have been outstanding had the Company’s initial public offering been completed as of the beginning of the applicable reporting period.

The Company presents these non-GAAP financial measures because it believes that they are a useful indicator of its performance and on going operations.  The Company’s management also uses these non-GAAP financial measures in order to review and assess its operating performance and its management team in connection with certain incentive programs and the preparation of its financial projections.  In addition, the Company believes that these non-GAAP financial measures are useful to investors because such measures are frequently used by securities analysts to measure a company’s operating performance without regard to certain items, such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company.  However, the Company’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and Pro-forma diluted shares outstanding are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to operating income, net income, earnings per share or any other performance measures derived in accordance with GAAP.

Conference Call Information

The Company will be hosting a conference call July 28, 2008 at 3:30 P.M. central DST to discuss these results and provide a general business update.  Participants can access the call by dialing (877) 419-6590 (within the United States and Canada), or (719) 325-4896 (outside the United States and Canada).  A live webcast of the conference call will be available on the Company’s corporate web site at http://ir.virtualrad.com under “Events and Presentations.”  A replay of the call will be available approximately three hours after the call has ended and will be available until 11:59 P.M. eastern DST on Thursday, August 28, 2008.  To access the replay, dial (719) 457-0820 and use passcode 5641045.

Contact

John Waelti

Investor and Public Relations

(952) 392-1196

About Virtual Radiologic

Virtual Radiologic Corporation (http://www.virtualrad.com) provides teleradiology solutions to radiology practices and medical centers throughout the United States. Utilizing market-leading, proprietary workflow technology, Virtual Radiologic’s predominantly U.S.-based physicians perform preliminary and final read interpretations for emergent and non-emergent needs - day or night, 365 days a year. Virtual Radiologic’s American Board of Radiology-certified radiologists are collectively licensed in all 50 states. Virtual Radiologic is Joint Commission-certified and serves over 500 clients supporting more than 900 medical facilities.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our business and results of operations. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Virtual Radiologic Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Statements that are not historical facts in this press release are forward-looking statements that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as required by applicable law, Virtual Radiologic Corporation undertakes no duty to update these forward-looking statements due to new information or as a result of future events.

SOURCE: Virtual Radiologic Corporation

http://www.virtualrad.com

(1)    Adjusted EBITDA consists of operating income excluding the effects of depreciation and amortization and non-cash stock-based compensation expense. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to Adjusted EBITDA.

(2)    Adjusted net income consists of net income available to common stockholders excluding the effects of non-controlling interest, non-cash stock-based compensation, net of tax and Series A Cumulative Redeemable Convertible Preferred Stock accretion.  See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to Adjusted net income.

(3)    Adjusted diluted earnings per share consists of Adjusted net income divided by Pro-forma diluted shares outstanding. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to Adjusted diluted earnings per share.

VIRTUAL RADIOLOGIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue	$25,921	$21,163	$49,241	$39,265

Operating costs and expenses
Professional services	11,910	12,087	22,277	20,686
Sales, general and administrative	9,332	7,366	18,067	14,295
Depreciation and amortization	1,216	549	2,071	1,047
Total operating costs and expenses	22,458	20,002	42,415	36,028

Operating income	3,463	1,161	6,826	3,237

Other (expense) income
Interest expense	—	(1)	—	(7)
Interest income	89	71	265	114
Total other income	89	70	265	107
Income before non-controlling interest and income tax	3,552	1,231	7,091	3,344

Non-controlling interest expense (income)	4	(341)	8	339
Income before income tax expense	3,548	1,572	7,083	3,005

Income tax expense	1,548	995	3,083	1,387
Net income	2,000	577	4,000	1,618

Series A Cumulative Redeemable Convertible Preferred Stock accretion	—	(24,892)	—	(20,118)
Net income (loss) available to common stockholders	$2,000	$(24,315)	$4,000	$(18,500)

Earnings (loss) per common share
Basic	$0.12	$(3.27)	$0.24	$(2.61)
Diluted	$0.12	$(3.27)	$0.23	$(2.61)
Weighted average common shares outstanding
Basic	16,719	7,446	16,667	7,088
Diluted	17,198	7,446	17,233	7,088

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (Unaudited) (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Adjusted EBITDA(1)	$5,037	$3,958	$9,042	$6,453
Adjusted net income(1)	$2,206	$1,297	$4,089	$2,981
Adjusted diluted earnings per share(1)	$0.13	$0.08	$0.24	$0.18
Pro-forma diluted shares outstanding(1)	17,198	17,058	17,233	16,974

(1) See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to the non-GAAP financial measures presented in this table.

VIRTUAL RADIOLOGIC CORPORATION

SUPPLEMENTAL INFORMATION AND NON-GAAP RECONCILIATIONS

(Unaudited)

(in thousands, except per share data)

The following table reconciles the GAAP financial measure of Operating income to the non-GAAP supplemental financial measure of Adjusted EBITDA which excludes the effects of depreciation and amortization and non-cash stock-based compensation expense.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Reconciliation of Operating income to Adjusted EBITDA:

Operating income	3,463	1,161	6,826	3,237
Depreciation and amortization	1,216	549	2,071	1,047
Physician non-cash stock-based compensation	(64)	2,159	(559)	2,053
Employee non-cash stock-based compensation	422	89	704	116
Adjusted EBITDA	$5,037	$3,958	$9,042	$6,453

The following table reconciles the GAAP financial measure of Net income (loss) available to common stockholders to the non-GAAP supplemental financial measure of Adjusted net income which excludes the effects of non-controlling interest, non-cash stock-based compensation expense, net of tax and Series A Cumulative Redeemable Convertible Preferred Stock accretion, and presents the related Adjusted diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Reconciliation of Net income (loss) available to common stockholders to Adjusted net income:

Net income (loss) available to common stockholders	$2,000	$(24,315)	$4,000	$(18,500)
Non-controlling interest expense (income)	4	(341)	8	339
Physician non-cash stock-based compensation, net of tax(1)	(36)	1,019	(317)	969
Employee non-cash stock-based compensation, net of tax(1)	238	42	398	55
Series A Cumulative Redeemable Convertible Preferred Stock accretion	—	24,892	—	20,118
Adjusted net income	$2,206	$1,297	$4,089	$2,981

Adjusted diluted earnings per share	$0.13	$0.08	$0.24	$0.18

Reconciliation of Weighted average common shares outstanding to Pro-forma diluted shares outstanding:

Weighted average diluted shares outstanding	17,198	7,446	17,233	7,088
Weighted average Series A Preferred Stock outstanding	—	3,627	—	3,627
Common share equivalents	—	1,985	—	2,259
Assumed issuance of weighted average common shares from initial public offering(2)	—	4,000	—	4,000
Pro-forma diluted shares outstanding	17,198	17,058	17,233	16,974

(1) Assumes that the effective tax rate for the three and six months ended June 30, 2007 was equal to the effective tax rate for the year ended December 31, 2007.

(2) Assumes that the issuance of 4.0 million shares of common stock, which occurred in conjunction with the completion of the Company's initial public offering on November 14, 2007, occurred on January 1, 2007.

VIRTUAL RADIOLOGIC CORPORATION

SUPPLEMENTAL INFORMATION AND NON-GAAP RECONCILIATIONS - CONTINUED

(Unaudited)

(in millions, except per share data)

Year Ended
December 31,
2008

Net income available to common stockholders	$10.7 - $11.5
Non-controlling interest	—
Depreciation and amortization	4.4 - 4.9
Interest income, net	(0.5) - (0.7)
Income tax expense	8.2 - 8.8
EBITDA	22.8 - 24.5
Physician non-cash stock-based compensation	0.6 - 0.8
Employee non-cash stock-based compensation	1.6 - 1.7
Adjusted EBITDA	$25.0 - $27.0

Net income available to common stockholders	$10.7 - $11.5
Non-controlling interest	—
Physician non-cash stock-based compensation, net of tax	0.4 - 0.5
Employee non-cash stock-based compensation, net of tax	0.9 - 1.0
Adjusted net income	$12.0 - $13.0

Net income available to common stockholders	$0.63 - $0.66
Non-controlling interest	—
Physician non-cash stock-based compensation, net of tax	0.02 - 0.02
Employee non-cash stock-based compensation, net of tax	0.05 - 0.06
Adjusted diluted earnings per share	$0.70 - $0.74

Diluted weighted average shares outstanding(1)	17.3

(1) Diluted weighted average shares outstanding for the full year 2008 are calculated using the treasury stock method in accordance with GAAP based on forecast assumptions made by the Company.

VIRTUAL RADIOLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED OPERATING DATA

(Unaudited)

	As of June 30, 2008	As of December 31, 2007
	(in thousands)

Cash and cash equivalents	$32,423	$33,487
Accounts receivable, net	14,375	12,486
Other current assets	3,677	5,104
Non-current assets	17,485	8,359
Total assets	$67,960	$59,436

Current liabilities	$9,611	$8,870
Non-current liabilities	1,796	228
Total liabilities	11,407	9,098
Non-controlling interest	16	8
Total stockholders’ equity	56,537	50,330
Total liabilities and stockholders’ equity	$67,960	$59,436

	As of June 30,
	2008	2007
Affiliated radiologists providing services	124	88
Affiliated radiologists under contract	145	115
Customers	575	436
Hospitals and other medical facilities served	939	750

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Total reads	538,194	413,167	1,008,888	765,317
Percentage growth over prior year period	30%	74%	32%	81%
Same site volume growth(1)	7%	15%	10%	17%
Percentage of revenue from final reads	22%	25%	22%	24%

(1) Same-site volume growth is calculated as the percentage increase in the number of reads over the comparable prior year period generated by a facility that has been under contract for at least three months at the beginning of the measurement period and remains a customer throughout that period.